EXHIBIT 99.1

SMTP Names Rick Carlson Chief Executive Officer

Company to Transition Leadership on October 1, 2015 Given SharpSpring-Focused Growth Strategy

Manchester, NH, September 14, 2015 -- SMTP, Inc. (NASDAQ:SMTP), a global provider of cloud-based marketing technologies, announced today that Rick Carlson will succeed Jonathan Strimling as the company’s Chief Executive Officer and replace him on the board of directors.  The transition reflects the company’s focus on driving the growth of its SharpSpring product and will become effective on October 1, 2015. The company’s corporate offices will simultaneously be relocated to Gainesville, Florida, where Rick and the majority of our U.S. team is based.

“Rick Carlson has done a phenomenal job of growing SharpSpring and brings an extraordinary range of talents to his new role,” commented Jonathan Strimling, SMTP’s departing Chief Executive Officer. “Rick’s skills in product development, marketing and operations have impressed everyone at SMTP, and led to his recent promotion to President. With our acquisition and integration efforts complete and our balance sheet strengthened, the board recently made a decision to further elevate him to the CEO role.”

“Jonathan Strimling has done an extraordinary job of transforming SMTP over the last two years,” commented Semyon Dukach, Chairman of SMTP, Inc.  “The successful integration of SharpSpring and GraphicMail has reinvigorated the company into a fast-growing challenger to the industry’s largest players. The technology, team and capital he brought into the business have positioned us for continued long-term growth. At the same time, with integration largely complete and more than 90% of our U.S. resources now in Florida, consolidating both the leadership and operations into our Gainesville office is the next logical step for our company.”

“It has been an honor and a pleasure to work with Jon and the rest of the SMTP team over the last twelve months,” commented Rick Carlson. “Our experience joining SMTP has been extremely positive, and Jon’s efforts to concurrently integrate the three companies were extraordinary. Jon and I are working together closely to ensure an effective transition, I am looking forward to my new responsibilities, and I am confident that we can continue to accelerate our growth.”

About SMTP, Inc.
SMTP, Inc. (NASDAQ: SMTP) is a global provider of cloud-based marketing solutions ranging from sophisticated marketing automation (via subsidiary SharpSpring) to comprehensive email and mobile marketing (via subsidiary GraphicMail) and scalable, cost-effective email deliverability services. The company’s product family is hallmarked by its flexible architecture, ease-of-use and cost-effectiveness. SMTP augments its technology with high-quality, multilingual customer service and support. SMTP, Inc. is headquartered in Nashua NH, and can be found on the web at www.smtp.com. SharpSpring, based in Gainesville, FL, can be found on the web at www.SharpSpring.com. GraphicMail, based in Geneva, Switzerland, can be found on the web at www.GraphicMail.com.

Safe Harbor Statement
The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, delays due to issues with outsourced service providers, those events and factors described by us in Item 1.A “Risk Factors” in our most recent Form 10-K and other risks to which our Company is subject, and various other factors beyond the Company’s control.

Investor Relations Contact:

Edward Lawton

Chief Financial Officer

(617) 500-0122

ir@smtp.com